Exhibit 99.1

Qualigen Therapeutics Announces Successful Closing of $41 Million PIPE Financing Led by Faraday Future, Accelerating New Business Transformation into Crypto

Carlsbad, CA – September 29, 2025 – Qualigen Therapeutics, Inc. (NASDAQ: QLGN) (“Qualigen” or “the Company”) today announced the successful closing of a $41 million private investment in public equity (PIPE) financing led by Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“FF”), along with its Founder and Global Co-CEO YT Jia, President Jerry Wang, SIGN Foundation – a blockchain technology company backed by Binance Labs, Sequoia Capital (US, India, China), IDG, and Circle, and other leading investors.

FF has invested $30 million in QLGN common and preferred stock, representing approximately 55% of pro forma beneficial ownership. YT Jia, has personally invested approximately $4 million and signed up a two-year voluntary lockup, representing approximately 7% ownership. The Company plans to use majority of the financing to establish its new crypto business adventure.

This financing marks a defining milestone in Qualigen’s evolution as the Company embarks on a strategic transformation into a Web3- and crypto-focused business, with plans to rebrand as CXC10 soon.

Moving forward, the Company’s existing business will continue to progress, and on this basis, is initiating a new crypto business, CXC10, centered on three growth engines which include six key products:

1.	C – Crypto 10 (“C10”) as Value Anchor – through the C10 Digital Asset Treasury, C10 Index, and a potential C10 ETF. More information please refer to https://www.c10index.com/.

2.	X – DeAI Agent (“BesTrade”) – an AI-powered crypto trading agent, designed to become the nexus between users and value, helping market participants find the best paths and outcomes.

3.	C – RWA & Ecosystem Tokens – including the C10 Stablecoin and the EAI + Crypto Dual-Bridge RWA (Real World Asset) product, bridging traditional assets with Web3.

The Company and CXC10 are positioned to become a top U.S. public company bridging Web2 and Web3, as well as AI and crypto, while also pioneering new economic models connecting AI, crypto, and traditional sectors.

As part of this strategic investment, Jerry Wang joins us as Co-CEO, while Mr. Jia serves as Chief Advisor. Koti Meka, CFO of FF, was appointed as CFO of QLGN.

“Completion of the financing marks a pivotal moment in Qualigen’s history, which provides the capital, strategic support, and leadership required to initiate a bold transformation of our company,” said Kevin Richardson, Co-CEO of QLGN. “Moving forward, we will sharpen our strategic focus, strengthen technical capabilities, and embrace an open ecosystem approach as we strive toward our goal.”

About Qualigen Therapeutics, Inc.

For more information about Qualigen Therapeutics, Inc., please visit www.qlgntx.com.

About CXC10

For more information about CXC10, please visit www.cxc10.com

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company may in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. The Company’s forward-looking statements are based on current beliefs and expectations of its management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements regarding the timing of the offering. Any or all of the forward-looking statements may turn out to be wrong or be affected by assumptions the Company makes that later turn out to be incorrect, or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to the Company’s ability to regain compliance with Nasdaq’s continued listing requirements, including the Company’s ability to file its Form 10-Q for the period ended September 30, 2024, or otherwise in the future, or otherwise maintain compliance with any other listing requirement of The Nasdaq Capital Market, the potential de-listing of the Company’s shares from The Nasdaq Capital Market due to its failure to comply with the Nasdaq’s continued listing requirement, or its alternatives, or otherwise in the future, and the other risks set forth in the Company’s filings with the Securities and Exchange Commission, including in its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by the Company’s forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this news release. The Company disclaims any intent or obligation to update these forward-looking statements beyond the date of this news release, except as required by law. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Investor Relations

ir@qlgntx.com.